Exhibit 10.38

Gold Lease Agreement

(Translation)

The Leasor: Wuhan Huangpu Branch of Industrial and Commercial Bank of China Co., Ltd.

The Principal: Zou Guohua Contact Person: _____/____

Residence (Addres): No. 260, Huangpu Street, Jiang’an District Postcode: 430000

Telephone: 027-82219748 Fax: _____/____E-mail: _____/____

Shanghai Gold Exchange Code: _____/____

The Leasee: Wuhan Kingold Jewelry Co., Ltd.

Legal Representative: Jia Zhihong Contact Person: Hu Qiao

Residence (Addres): Special No. 15 of Huangpu Science and Technology Park, Jiang’an District

Postcode: 430000

Telephone: 02785749123       Fax: _____/____E-mail: _____/____

Shanghai Gold Exchange Code: _____/____

Considering that the Leasor has the ability and qualification to provide gold leasing business service under this Contract as one finanical institution, the Leasee has known that the service provided by the Leasor is the compensable, legal and independent bbusiness that is not attached to other services or products of the Leasor, and acknowledged its charging standard is rational, the Leasee chooses to apply for this business voluntarily.

Through consulation on the basis of equity, the Leasee and the Leasor hereby conclude this Contract on that the Leasor leases the gold to the Leasee. In this Contract, anywhere marked with “□”, please mark “ √” at your chosed item, mark “×” at the item you don’t choose, and blank will be deemed as you don’t choose that item.

Part I Basic Agreements

Article I Purpose for Gold Lease

Under this Contract, the gold lease is used for following purpose. Without written agreement of the Leasor, the Leasee is not allowed to use the gold lease for other purpose, and the Leasor is entitled to supervise the usage of the principal of the gold lease.

Purpose: To lease gold to be used in the jewelry production

Article II Variety, Limit and Term of the Gold Lease

2.1 Under this Contract, the variety of the gold lease is the standard gold bar or gold ingot that may be transacted and delivered at Shanghai Gold Exchange. The gold specification is shown as _/__(not applicable to cyclic lease):

(1) Au99.99, fineness 99.99%, 1 kilogram gold ingot.

(2) Au99.95, fineness 99. 95%, 3 kilograms gold ingot.

(3) Other variety that is allowed to be transacted and delivered: _______/___

2.2 The Leasee agrees the Leasor to deliver replaced by _/__ gold specification (not applicable to cyclic lease) :

(1) Au99.99, fineness 99.99%, 1 kilogram gold ingot.

(2) Au99.95, fineness 99. 95%, 3 kilograms gold ingot.

(3) Other variety that is allowed to be transacted and delivered: _______/_________

(4) To disagree the alternative delivery.

2.3 Under this Contract, the principal weight of the gold lease is (in capitals) Five Hundred and Twenty Seven kilograms (in letters: 527 kilograms) (the capital amount shall prevail when there is difference between capitals and letters).

2.4 Under this Contract, the term of the gold lease starts from March 7, 2016 to September 2, 2016. The actual delivery day of gold lease principal is subject to the record of delivery certificate of material gold lease.

Article III Lease Rate, Lease Fee, Weight Difference and Liquidity Damages

3.1 Under this Contract, the annual interest rate of gold lease fee is: 2.75%

3.2 Under this Contract, the lease fee is paid according to (1) agreement:

(1)     To pay in one-time gold lease when delivering the principal of the gold lease;

(2)     After delivering the principal of the gold lease, charging by the day (daily rate of gold lease =annual gold lease rate/360), to pay __/__(monthly/quarterly).

3.3 The Leasee appoint the funds paid account listed in the delivery list as the clearing account with the Leasor, to be used to pay lease fee, liquidity damages, compensatory damages and other payables of the Lessee.

3.4 When paying according to the appointed method in Article 3.2 (1), the Leasor shall deduct the lease fee when it is paid, and if the principal of gold lease was returned in advance, the lease fee may not be returned; when paying according to the appointed method in Article 3.2 (2), the Leasee shall deposit the payable lease fee into clearing account before the due day, and the Leasor may deduct the lease fee directly from the account. Under this Contract, when the lease is due, unpaid lease fee shall be paid off once.

3.5 Under this Contract, the gold lease fee shall be calculated in RMB, and the amount of the lease fee is:

Termly payable lease fee = weight of gold lease (gram) * daily gold lease rate * actual charging days in this term * fixing price(RMB Yuan/gram)

Thereinto, the fixing price is determined by the Leasor according to the closing price of corresponding trading variety in Shanghai Gold Exchange on transaction day before delivering principal of the gold lease.

3.6 If the Leasee fails to return the gold according to the Contract when the gold lease is due (including declared acceleration of maturity), as for the overdue principal of the gold lease, the Leasor is entitled to charge additional liquidated damages equal to 5% lease fee agreed in this Contract; as for the lease fee that the Leasee failed to pay on time, 0.05% lease fee may be charged by the Leasor as the liquidity damages. From the day when the principal of the gold lease is embezzled, the Leasor is entitled to use the highest price of corresponding trading variety in Shanghai Gold Exchange on breach day as the fixing price to calculate above-mentioned liquidity damages.

3.7 If the Leasee fails to use the princiap of the gold lease according to the agreed purpose of this Contract, the Leasor is entitled to charge additional liquidated damages equal to 5% lease fee rate agreed in this Contract; as for the lease fee that the Leasee failed to pay on time during breach period, 0.05% lease fee may be charged by the Leasor as the daily liquidity damages; from the day when the principal of the gold lease is embezzled, the Leasor is entitled to use the highest price of corresponding trading variety in Shanghai Gold Exchange on breach day as the fixing price to calculate above-mentioned liquidity damages.

Article IV Delivery of Principal of the Gold Lease (Not Applicable to Cyclic Lease)

4.1 The Leasor may deliver the principal of the gold lease under this Contract to the Leasee according to the (1) arrangement below:

(1) The Leasor completes the delivery of all the principal of the gold lease once;

(2) The Leasor completes the delivery of all the principal of the gold lease in batches according to days and weights listed in Annex 1, the principal of the gold lease delivered by the Leasor is the integral multiple of unit weight of delivery variety every time.

Article V Special Agreements for Gold Cyclic Lease (Alternative Article, ☐ Applicable   ☑ Not Applicable )

5.1 Under this Contract, the gold lease is recycling, aforesaid weight and lease term of the gold lease in Article II are the cyclic lease limit and service life of cyclic lease limit.

5.2 Every time the Leasee applies to deliver the principal of the gold lease, the Leasee shall inquire the variety and price in advance, and submit Delivery Notice for Leased Gold (Annex 3) and delivery certificate for material gold lease at least __/__working days in advance. Once the Delivery Notice for Leased Gold is submitted, it is not allowed to be revoked without written permission of the Leasor.

5.3 The variety of every batch of gold lease shall be subject to the agreement in the Delivery Notice for Leased Gold.

Article VI Return Principal of the Gold Lease

6.1 The Leasee shall pay full amount of the lease fee according to the agreements in this Contract, and return the principal of the gold lease under this Contract according following (1) way:

(1) To pay all the principal of the gold lease once on contract expiry day;

(2) To pay according to days and weights recorded in delivery certificate for material gold lease;

(3) To pay in batches according to days and weights listed in Annex 2.

6.2 Under this Contract, in case of the gold lease is in following condition, the Leasee shall return it back immediately once the corresponding material is in place. If the payment is advanced due to this, there is no need for the Leasee to pay compensatory damages:

/
/

6.3 Except for agreed condition in Article 6.2, if the Lessee returned the principal of the gold lease in advance, the Lessee shall submit written application to the Leasor 3 business days earlier than the day that principal of the gold is planned to be returned, the Leasor is entitled to determine whether to agree the Leasee to return principal of the gold lease in advance according to the situation, the Leasor is also entitled to charge the Leasor compensatory damages, and the compensatory damages is calculated according to following standard: _/__% of unpaid lease fee calculated according to Article 6.1.

6.4 If the Leasor agrees that the Leasee returns principal of the gold lease in advance, the Leasee shall pay principal of the gold lease in inverted order of returning plan. The partial gold weight that is returned in advance is the integral multiples of _/__kilograms, and the principal of gold lease that is returned in advance completely shall be the balance of unpaid principal of the gold lease. When returning the principal of the gold lease in advance, the Leasor shall pay off all payable due principal of the gold lease and other fees according to agreement of this Contract on advanced paying day. Under non-cyclic contract, principal of the gold lease that is returned in advance is not allowed to withdraw again.

Article VII Guarantee

7.1 Under this Contract, if the gold lease is guaranteed, the guarantee way is ____/______.

7.2 Under this Contract, if the gold lease is guaranteed with maximum amount, the corresponding maximum amount guarantee contract is as follows:

Name of maximum amount guarantee contract: ________/______ (No. :____/_____)

Guarantee: ________/_______

Article VIII Financial Covenants (Alternative Article, ☐ Applicable   ☐ Not Applicable)

Within valid term of this Contract, the Leasee shall abide by following financial index covenants:

Article IX Dispute Resolution

Under this Contract, the dispute resolution method is: (2)

(1) To submit the dispute to the __/_ arbitration committee, according to the valid arbitration rule of this committee when applying, to arbitrate in __/__( arbitration place). The arbitral award is final and binding upon both parties.

(2) To solve this dispute in local court of the Leasor by the form of suit.

Article X Others

10.1 This Contract is in duplicate, and both the Leasee and the Leasor holds one copy with the same legal effect.

10. 2 The following annexes and other annexes confirmed by both parties are the inseparable component of this Contract, and own the same legal effect with this Contract:

Annex 1: The Delivery Schedule of Principal of the Gold Lease

Annex 2: The Return Schedule of Principal of the Gold Lease

Annex 3: The Delivery Notice of the Gold Lease

Annex 4: The Ownership Transferring Application for Material Leasing of the Shanghai Gold Exchange

Annex 5: The Oriented Purchasing Funds Agreement

Article XI Other Issues Agreed by Both Parties

/
/

Part II Specific Conditions

Article I Definitions

In this Contract, the following terms are defined as follows:

(1) Payment Day for Lease Fee: The day when the Leasee pays the Leasor for the lease fee.

As for the one-time payment, the payment day is the delivery day of the principal of the gold lease; as for the monthly payment, the payment day is the 21st of every month; as for the quarterly payment, the payment day is the 21st of end month of every season (namely March, June, September and December); once the lease is due, the lease fee shall be paid off correspondingly.

(2) Payment Term: The first payment term starts from the delivery day of the principal of the gold lease ends on previous day of the first payment day; the last payment term starts from previous payment day ends on previous day of returning day for the principal of the gold lease; other payment term starts from previous payment day ends on previous day of next payment day.

(3)  Working Day: Legal working day and working day of the Shanghai Gold Exchange.

(4) Delivery Day of the Principal of the Gold Lease: The day when the Exchange transfers gold ownership of the Leasor to the Leasee after both parties complete lease declaration via membership service system of the Shanghai Gold Exchange. Actual delivery day of the principal of the gold lease is subject to the record of the Delivery Certificate of Material Gold Lease, the certificate is the component of this Contract with the same legal effect with this Contract.

(5) Returning Day of the Principal of the Gold Lease: The time when the principal of the gold lease is returned according to agreements in this Contract. Namely the day when the Exchange transfers gold ownership of the Leasee to the Leasor after both parties complete lease declaration via membership service system of the Shanghai Gold Exchange. Actual returning day of the principal of the gold lease is subject to the record of the Returning Certificate of Material Gold Lease, the certificate is the component of this Contract with the same legal effect with this Contract.

(6)   Due Date: The date when the Leasee shall return the principal of the gold lease.

Article II Deliver the Principal of the Gold Lease

2.1 Before delivering the principal of the gold lease, the Leasee must meet following preconditions, otherwise the Leasor is not obligated to deliver any principal of the gold lease to the Leasee, unless the Leasor agrees to deliver in advance:

(1) Except for unsecured lease, the Leasee has provided corresponding guarantee and completed related guarantee procedures according to the requirements of the Leasor;

(2) No breach condition stipulated in this Contract or other contracts signed by the Leasee and the Leasor;

(3)Provide certificate and materials for lease conform to agreed purpose.

(4) Has submitted other data required by the Leasor.

2.2 All the written documents provided to the Leasor by the Leasee shall be original ones, if the originals are not available, the copies with official seal of the Leasee are acceptable after agreed by the Leasor.

2.3 Both parties shall deal with lease declaration in membership service system of the Shanghai Gold Exchange via membership unit, and submit The Ownership Transferring Application for Material Leasing of the Shanghai Gold Exchange (Annex 4) to Delivery Storage and Transportation Department of the Shanghai Gold Exchange via fax. If the Leasee is the client of the Shanghai Gold Exchange agented by the Leasor, then the Leasee entrusts the Leasor to deal with lease delivery and ownership transferring procedures via membership service system of the Shanghai Gold Exchange.

2.4 Under this Contract, after the principal of the gold lease is delivered, if the Leasee needs to deliver the cargo from storage, the stock removal procedures shall be completed according to the related rules of the Shanghai Gold Exchange, after ex-warehousing, the Leasee is responsible for the transportation.

Article III Return the Principal of the Gold Lease

3.1 The Leasee shall pay full amount of the principal of the gold lease, lease fee and other payables according to the agreements of this Contract. On every banking day of payment day, delivery day and returning day, the Leasee shall deposit the full amount of lease fee, compensatory damages other payables in the clearing account on that term, the Leasor is entitled to actively transfer and receiver on this payment day, delivery day or returning day, and require the Leasee to cooperate to handle with related transferring procedures. If the funds in the clearing account is insufficient to pay all due payables of the Leasee, the Leasor is entitled to decide the liquidation order.

3.2. The Leasee may return the gold via one or several ways as follows:

(1) To return by gold that is deposited in the delivery storage of the Shanghai Gold Exchange and completes warehousing formalities;

(2) To return by purchasing gold from the Shanghai Gold Exchange;

(3) To return by purchasing gold from the Leasor at price agreed by both parties;

(4) Other gold source acknowledged by the Shanghai Gold Exchange or the Leasor.

3.3 The gold returned by the Leasee must the gold that can be traded and delivered in the Shanghai Gold Exchange, and has the same speciation and variety with the gold agreed in Article 2.1 or Article 5.3 in Part I of this Contract, unless agreed by the Leasor.

3.4 If the Leasee chooses to return the gold according to Article 3.2 (3), after the Leasee enquires and submits irrepealably The Oriented Purchasing Funds Agreement (Annex 5) to the Leasor, the Lease may seal and sign in the application to confirm it if the Leasor agrees. The Leasee shall deposit full amount of funds in the appointed clearing account before delivery liquidation, and the Leasor shall prepare required material gold before delivery liquidation.

3.5 If the Leasee is the client of the Shanghai Gold Exchange agented by the Leasor, then the Leasee entrusts the Leasor to deal with related gold purchasing procedures in the Shanghai Gold Exchange. Both parties separately pay transaction handling charges according to standard of the Shanghai Gold Exchange and membership agency commission.

3.6 When the Leasee pay on time or in advance, the gold corresponded to principal of the gold lease shall be prepared before 16:00 on payment day. Both parties shall complete lease gold returning declaration in membership service system of the Shanghai Gold Exchange via membership unit, in order to transfer ownership of the principal of gold lease from the Leasee to the Leasor and return the principal of gold lease. If the Leasee is the client of the Shanghai Gold Exchange agented by the Leasor, then the Leasee entrusts the Leasor to deal with related lease returning and ownership transferring procedures in membership service system of the Shanghai Gold Exchange.

Article IV Cyclic Lease

4.1 Under this Contract, the gold lease is recycled, within service life of cyclic lease limit, the Leasee can cyclically use cyclic lease limit agreed in Item 5.1 of Article V of Part I in this Contract, and the a single sum is not more than one year, and the balance of gold lease is not allowed to exceed the cyclic lease limit at any time.

4. 2 Under this Contract, the gold lease is recycled, the term of every sum of gold lease starts from the delivery day of principal of the gold lease ends on agreed returning day of the principal of the gold lease, but the returning day of any sum of the principal of the gold lease is not allowed to be later than due day of cyclic lease limit service life agreed in Item 5.1 of Article V of Part I in this Contract.

4.3 Under this Contract, the gold lease is recycled, from the Contract is signed, if the Leasee doesn’t conduct any gold lease for continuous three months, then the Leasor is entitled to cancel the limit of the cyclic lease.

Article V Guarantee

5.1 Except for the unsecured gold lease, the Leasee shall provide legal and effective guarantee acknowledged by the Leasor for performing its obligations under this Contract. The guarantee contract shall be signed separately.

5.2 If the guaranty under this Contract is damaged, devalued, in property right dispute, closed down ot detained, or the pledger dieposed the guarantee arbitrarily, or the financial condition of guanantor for the surety bond changes to be disadvantageous or other condition that is disadvantageous to the creditor’s right of the Leasor, the Leasee shall notify the Leasor in time, and offer other guarantee acknowledged by the Leasor.

5.3 If the gold lease under this Contract is in pledge guarantee by receivables, within effective term of this Contract, in any one of following cases, the Leasor is entitled to declare that the lease is due in advance, and require the Leasee to pay partial or all the principal of the gold lease and lease fee immediately or offer additional legal, effective and sufficient guarantee acknowledged by the Leasor:

(1) The bad debt rate of receivable of the pledgor rises for 2 months continuously;

(2) The unclaimed receivables of the pledgor is more than 5% of balance of receivables of the payer;

(3) There is trade dispute (includes but not limited to quality, technique and service dispute) or debt dispute between the pledgor of the receivable and the payer or other third-party, which results in that the receivable may not be paid on time.

5.4 Under this Contract, the gold lease is recycled, the guarantee takes warranty liability for all delivered gold lease under this Gold Lease Contract.

Article VI Statements and Guarantees

The Leasee gives following statements and guarantees to the Leasor, and these statements and guarantees are valid within valid term of this Contract:

6.1 To be qualified to be the subject of the gold lease, have the qualification and ability to sign and perform this Contract.

6.2 To have obtained necessary authorization or approval when signing this Contract, signing and performing this Contract do not breach the provisions of the Articles of Association and related laws and regulations, nor collide with any obligation that it shall undertake under other contract.

6.3 Other paybale debts have already been paid on schedule, on malicious default principal and interest of bank loan, no other poor credit record.

6.4 To own sound institutional framework and financial management system, no serious illegal behavior in production and operation process in recent one year, no serious bad record of current senior managers.

6.5 All the documents and data provided to the Leasor are true, accurate, complete and valid, no false record, serious omission or misleading statement.

6.6 The financial and accounting books provided to the Leasor are compiled according to Chinese accounting standard, which truly, fairly and completely reflect the operation and liability state of the Leasee. And since the closing date of latest financial and accounting book, no great disadvantageous change happens to the financial status of the Lease.

6.7 Never to hide any lawsuit, arbitration or claim event related to it to the Leasor.

6.8 The gold price may occur strong fluctuation due to influence of all kinds of domestic and international political and economical factors and emergencies. The Leasee has sufficiently understood above-mentioned risks and potential influences.

Article VII Promise of the Leasee

7.1 To withdraw and use the principal of the gold lease according to the term and usage agreed in this Contract, the gold lease is not allowed to flow into securities market or futures market in any form, or be used in equity investment, or other purpose forbidden or limited by relater laws and regulations.

7.2 To pay off the principal of the gold lease, lease fee and other payables according to the agreements in this Contract. The specification and fineness of returned gold shall be the same with the gold delivered by the Leasor. If there is any quality problem, the Leasee shall undertake all the responsibilities.

7.3 To accept and actively cooperate with the Leasor to check and supervise the service condition of the gold lease, including purpose, in account analysis, certificate check, on-site investigation and other ways. And to regularly summarize and report service condition of the gold according to the requirement of the Leasor.

7.4 To accept the inspection of the Leasor, provide balance sheet, income statement, other financial accounting data and other data that reflecting debt paying ability of the Leasee according to the requirement of the Leasor, actively assist and cooperate with the Leasor to investigate, understand and supervise the production & operation and financial condition.

7.5 To obtain the written permission of the Leasor or arrange to realize the creditor’s right of the Leasor satisified by the Leasor in advance, when merging, dividing, reducing capital, transferring stock right, transferring serious asset and creditor’s right, conducting serious foreign investment, adding materiality debt financing and having other action that may harm the equity of the Leasor

7.6 To notify the Lease if it is in any one of following cases:

Alter Articles of Association, Business Scope, Registered Capital and Legal Representative;

To be out of business, dismissed, cleared, suspended, cancelled business license, cancelled or applying (applied) bankruptcy;

To be involved or possibly involved in serious economic dispute, lawsuit and arbitration, or the property is legally sealed, detained or supervised;

Any shareholder, director or current senior manager is suspected to be involved in serious case or economic dispute.

7.7 To disclose related relationship and related transaction to the Leasor timely, comprehensively and accurately.

7.8 To timely sign in various notices sent by the Leasor in mail or other way.

7.9 Never dispose its own asset in the method reducing its debt paying ability; the warranty provided to the third-party shall not damage the interest of the Leasor.

7.10 If the gold lease under this Contract is delivered in unsecured method, to report and submit the external security condition to the Leasor completely, truly and accurately, and sign account supervision agreement according to the requirement of the Leasor. If the external security possibly affect it to perform its obligations under this Contract, it may obtain written permission of the Leasor.

7.11 To pay for the fees generated from the Leasor for realizing the creditor’s rights under this Contract, include but not limited to counsel fee, evaluation fee and auction fee.

7.12 The clearing order of debts under this Contract is prior to the Leasee’s debt to its shareholder, and is at least at equal status compared with its similar debt to other creditors.

7. 13 To strengthen the environmental and social risk management, and accept the inspection and check of the Leasor hereof. If it is required by the Leasor, to submit the environmental and social risk report to the Leasor.

Article VIII Promise of the Leasor

8.1 To deliver the principal of the gold lease to the Leasee according to the agreement of this Contract.

8.2 Keep private data and information provided by the Leasee as secret, unless otherwise agreed in this Contract, or required by the laws and regulation supervision, or otherwise stated by the Shanghai Gold Exchange.

Article IX Breach

9.1 If any one of following conditions happen, it will result in breach of the Leasee:

(1) If the Leasee doesn’t pay the principal of the gold lease, lease fee and other payables under this Contract according to the agreements, or doesn’t use the principal of the gold lease according to agreed purpose, or doesn’t perform any other obligation under this Contract, or breaches its statement, warranty or promise under this Contract;

(2) If the guarantee under this Contract changes to be against the creditor’s rights of the Leasor, and the Leasee doesn’t provide additional guarantee acknowledged by the Lease;

(3) If any other debt of the Leasee is due (including it is decleared to be due in advance), but the Leasee fails to pay off, or doesn’t perform or breach its obligation under other agreement, that already affected or possibly affect it to perform its obligation under this Contract;

(4) If the profitability, debt paying ability, operation ability, cash flow and other financial index of the Leasee break through the agreed standard or worsen, that already affected or possibly affect it to perform its obligation under this Contract;

(5) If the ownership structure, production & management and external investment of the Leasee have serious unfavorable change, that already affected or possibly affect it to perform its obligation under this Contract;

(6) If the Leasee is involved or possibly be involved in serious economic dispute, lawsuit and arbitration, or its asset is closed down and detained, or it suffered compulsory execution, or legal institution or administrative organization legally place it on file and investigate it or adopt punitive measures to it, or it is disclosed by the media due to breach of related national provisions or policies, that already affected or possibly affect it to perform its obligation under this Contract;

(7) If the main invidual investor or key manager of the Leasee is changed abnormally, missing, or investigated by judicial office according to the law or limited personal freedom, that already affected or possibly affect it to perform its obligation under this Contract;

(8) If the Leasee takes advantage of its false contract with the related party and the transaction without actual transaction condition, in order to extract gold, funds or loan right of the Leasor, or evade creditor’s rights of the Leasor via related transaction;

(9) If the Leasee was already or possibly be out of business, dismissed, cleared, suspended, cancelled business license, revoked or applying (applied) bankruptcy;

(10) If any liability accident, serious enviromental and social risk accident is due to the Leasee breaches laws and regulations, supervision regulation or industrial standard of food safety, safety production, environmental protection and other related environmental and social risks management, that already affected or possibly affect it to perform its obligation under this Contract;

(11) If the gold lease under this Contract is delivered without security, the credit rating, profitability, asset-liability ratio, net cash flow of operation activity and other index of the Leasee doesn’t meet the condition of unsecured gold lease of the Leasor; or the Leasee provide mortgage /pledge guarantee to other person or provide external surety bond based on its effective operating asset without written permission of the Leasor, that already affected or possibly affect it to perform its obligation under this Contract;

(12) If the accumulative fluctuation range of gold price is over 10% for continuous three days, that seriously affect the Leasee to return the principal of the gold lease termly, after the Leasor requires, the Leasee still fails to adopt additional effective warranty or return the principal of the gold lease to eliminate the serious adverse effect;

(13) If in Article 3.2, the Leasee chooses the way stipulated in (3) to return the gold, but fails to perform transaction or delivery clearing obligation;

14) Other condition that may result in adverse effect on realizing the creditor’s rights of the Lease under this Contract.

9.2 If the Leasee breaches, the Leasor is entitled to adopt one or several of following measures:

(1) To require the Leasee to correct its breach behavior in limited time;

(2) To stop delivering the principal of the gold lease to the Leasee according to this Contract and other contract between the Leasor and the Leasee, partly or wholly cancel lease limit that is not used by the Leasee;

(3) To declare that the unpaid gold lease of this Contract and other contract between the Leasor and the Leasee is due immediately, and take back unpaid principal of the gold lease immediately;

(4) To require the losses of the Leasor due to the breach of the Leasee;

(5) Other measures that are stipulated in laws and regulations, agreed in this Contract or regarded as necessary by the Leasor.

9.3 If the gold lease is due (including that is declared to be due immediately), the Leasee fails to pay according to the agreements, the Leasor is entitled to calculate and collect liquidity damages according to the agreement in Item 3.6 of Article III of Part I under this Contract.

9.4 If the Leasee doesn’t use gold lease according to agreed purpose of this contract, the Leasor is entitled to calculate and collect appropriation liquidity damages according to the agreement in Item 3.7 Article III of Part I under this Contract.

9.5 If the Leasee is in the condition of Item 9.3 and 9.4 at the same time, the liquidity damages shall be calculated subject to the serious one, they may not be collected simultaneously.

9.7 If the Leasee fails to pay the principal of gold lease, lease fee(including liquidity damages) and other payables, the Leasor is entitled to announce via the media to collect.

9.8 If the control relationship between the related party of the Leasee and the Leasee, or the related party of the Leasee is in any other condition except for Item (1) and (2) of above-mentioned Article 9.1 that already affected or possibly affect it to perform its obligation under this Contract, the Leasor is entitled to adopt every measure agreed in this Contract.

Article X Deduct

10.1 If the Leasee doesn’t pay due (or is declared to be due immediately) principal of the gold lease, lease fee and other payables under this Contract according to the agreements, the Leasor is entitled to deduct corresponding amount from the RMB and foreign currency account(s) set up by the Leasee in the Leasor or other branch of ICBC to purchase gold for clearing, untile all debts of the Leasee under this Contract have been paid off.

10.2 If the currency of the deducting amount is different with the currency in this Contract, the amount shall be converted into RMB according to applicable exchange rate of the Leasor on deducting day. The lease fee and other fees generated during deducting day to clearing day (the date when the Lease actually pays off the gold lease under this Contract, after the deducting amount is converted into the currency of this Contract under national foreign exchange management policies) and differential section due to wave of exchange rate in this period are undertook by the Leasee.

10.3 If the amount deducted by the Leasor is not sufficient to pay off all the debts of the Leasee, the Leasor is entitled to decide the liquidation order.

Article XI Transfer Right and Obligation

11.1 The Leasor is entitled to transfer its partial or whole of rights under this Contract to the third-party, the transferring behavior of the Leasor shall notify the Leasee, but permission of the Leasee is not required. Without written permission of the Leasor, the Leasee is not allowed to transfer its any rights and obligations under this Contract.

11.2 The Leasor or Industrial and Commercial Bank of China Co., Ltd.(“ICBC”) may authorize or entrust other branch of ICBC to perform its rights and obligations under this Contract according to its operation requirement, or allocate the creditor’s rights of loan under this Contract to other branch of ICBC to undertake and manage, the Leasee accepts it, no permission of the Leasee is needed for the above-mentioned behaviors of the Leasor. Other branch of ICBC that undertaking the rights and obligations of the Leasor is entitled to perform all the rights under this Contract, such as to submit a case, recourse to arbitration or apply for compulsory reecution to the court, in the name of this institution, for the dispute under this Contract.

Article XII Effect, Alternation and Dissolution

12.1 This Contract is effective from the signing day, and terminates when the Leasee completes all the obligations under this Contract.

12.2 The Delivery Certificate of Material Gold Lease is effective from the day that is sealed by signature and stamp seal of the Leasee and sealed by official business seal of the Leasor, if there is any difference with this Contract, subject to the Delivery Certificate of Material Gold Lease.

12.3 Any alternation to this Contract shall be negotiated by all the parties and formulated in written form. The variation term or agreement is the component of this Contract, and owns the same legal effect with this Contract, other parts of this this Contract is still effective, and before the modified part is effective, the original term is still effective.

12.4 The alternation and dissolution of this Contract may not affect the right of either party to claim for compensating the losses. The dissolution of this Contract may not affect the validity of articles related to Dispute Resolution.

Article XIII Law Application and Dispute Resolution

The conclusion, efficacy, explanation, performance and dispute resolution of this Contract are applicable to the laws of the People’s Republic of China, any controversy and dispute resulted from or related to this Contract will be negotiated by both the Leasee and the Leasor, if they fail to conclude the agreement, the controversy and dispute shall be solved in way agreed in this Contract.

Article XIV Complete Contract

The Part I Basic Agreements and Part II Specific Conditions of this Contract form this complete Gold Lease Contract together. The same words in two parts have the same meaning. The Leasee is bond by above-mentioned parts together to rent the gold from the Leasor.

Article XV Notice

15.1 All the notices related to this Contract shall be sent in written form. Unless otherwise agreed, both parties appoint the residence recorded in this Contract as communication and contact address. Either party who changes the communication address or other contact way, the party shall notify the other party in written form.

15.2 Either party of this Contract refuses to sign in the notice, or the notice fails to be sent, the informing party may send the notice by notarization or announcement.

Article XVI Others

16.1 If the Leasor doesn’t or partially or laggingly perform any right of this Contract, it shall not constitute to waive or alter this right or other rights, nor affect it to perform this right or other rights further.

16.2 The invalidity or unenforceability of any item of this Contract shall not affect the validity and enforceability of other items, nor affect the effect of the whole Contract.

16.3 The Leasor is entitled to provide information related to this Contract and other information related to the Leasee to the credit reference system of People’s Bank of China and other legal credit information database, in order to be enquired and used by proper qualified institution or person, according to provisions of related laws and regulation and the requirement of the financial regulators. The Leasor is also entitled to enquire the related information of the Leasee via the credit reference system of People’s Bank of China and other legal credit information database, in order to conclude and perform this Contract. The Leasee agrees that Leasor provide the information related to the Leasee, obtained by the Leasor through performing this Contract, to the Industrial and Commercial Bank of China for internal use.

16.4 The “related party”, “related relationship”, “related transaction”, “main individual investor” and “key manager” said in this Contract have the same meanings with the same words in No. 36 Accounting Standards for Business Enterprise – Related Party Disclosure (Financial Accounting [2006] No.3) and its Amendment issued by Ministry of Finance.

16.5 The environmental and social risks said in this Contract refer to the damages and related risks that possibly be brought to the environmental and society by construction, production and operation activities of the Leasee and its serious related parties, include energy consumption, pollution, earth, health, safety, resettlement of inhabitant, ecological protection, climatic variation and other environmental and social problems.

16.6 The receipts and certificates related to the gold lease and formulated and reserved by the Leasor, according to its business rules, constitute to be the effective evidence to prove debtor-creditor relationship .

16.7 In this Contract (1) the word “this Contract” include modification or supplementary of this Contract; (2) the titles of articles are just for reference, which will not constitute any explanation of this Contract not limit contents and scope under the titles; (3) if the delivery day and returning day of the principal of the gold lease is non-working days, it shall be advanced to the previous working day.

Both parties acknowledge that: both the Leasee and Leasor fully negotiate all articles of this Contract. The Leasor has proposed the Leasee to pay special attention to all articles related to rights and obligations of both parties, and understand these articles comprehensively and accurately, and made explanations and demonstrations on related articles according to the requirements of the Leasee. The Leasee has carefully read and fully understood all contract articles (including Part I Basic Agreements and Part II Specific Conditions), both parties have the same understanding to articles of this Contract without any objection.

The Leasor (Seal): _________________

The Principal/Authorized Agent: __________________

The Leasee (Seal): ___________________

Legal Representative/Authorized Agent: ___________________

Signing Day: March 3, 2016